Exhibit 4

Buenos Aires, May 10, 2013

COMISIÓN NACIONAL DE VALORES
Argentine Securities and Exchange Commission
25 de Mayo 175
Issuers´Sub-Management Office

BOLSA DE COMERCIO DE BUENOS AIRES
Argentine Stock Exchange
Sarmiento 299

Re:	Empresa Distribuidora y Comercializadora Norte Sociedad Anónima (EDENOR S.A.). Abstract of Board of Directors’ Meeting’s Minutes Approving Interim Financial Statements as of March 31, 2013

Dear Sirs,

This letter is addressed to you, in compliance with the relevant rules in force. To that purpose, we hereby submit the abstract of the relevant part of Minutes No. 370 of Board of Directors’ Meeting held on May 9, 2013 at Avenida del Libertador 6363, 11th floor, City of Buenos Aires, in relation to the approval of the interim Financial Statements in the FIFTH ITEM of the Agenda: 5) Consideration of the Financial Statements for the first quarter of the fiscal year ended March 31, 2013.

Yours sincerely,

María Belén Gabutti

EDENOR S.A.
Attorney-in-fact

ABSTRACT OF RELEVANT PART OF EDENOR S.A’S MINUTES No. 370

MINUTES No. 370: In the City of Buenos Aires, on May 09, 2013, at 10:00 a.m., the undersigning Directors of EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A. (“Edenor S.A.” or the “Company”), to wit Ricardo Torres, Edgardo Volosin, Gustavo Mariani, Pablo Diaz, Maximiliano Fernández, Marcela Sacavini, Victoria Von Storch and Valeria Martofel held a meeting at the head offices. Mr. Jorge Pardo, Mr. Marcelo Fuxman and Mr. Santiago Dellatorre attended the meeting, representing the Supervisory Committee. Mr. Jaime Barba was in charge of the Board's Secretary. The meeting was chaired by the Chairman of the Board, Mr. Ricardo Torres, who after verifying quorum, declared the meeting duly held and submitted to the consideration of the attending Directors […] the FIFTH ITEM of the Agenda: 5) CONSIDERATION OF THE FINANCIAL STATEMENTS FOR THE FIRST QUARTER OF THE FISCAL YEAR ENDED MARCH 31, 2013. The Chairman informed that the Meeting should consider the financial statements and other documents for the three-month period ended March 31, 2013, and stated all attendees were aware of all such documents as they were handed over to them in advance to the Meeting. Accordingly, the Chairman moved to avoid reading those documents, which motion was unanimously approved. Thereafter, the Chairman moved all Directors to consider the Consolidated and Basic Condensed Financial Statements, including General Balance Sheet, Statement of Income, Statement of Changes in Shareholders’ Equity, Statement of Cash Flows, supplemental documents, Informative Report, Information required under section 68 of the Regulations of the Buenos Aires Stock Exchange, Reports of the Certifying Accountant and the Supervisory Committee, all for the period ended March 31, 2013. Thereafter, and prior to the voting on the item under consideration, Mr. Jorge Pardo took the floor and informed all attendees that the report of the Supervisory Committee on the Company’s financial statements as of 03/31/2013 under consideration, was approved by the majority of opinions of its members and not by unanimous vote, as he proposed a report different from the one finally approved by the Supervisory Committee at its Meeting No. 259 held on May 9, 2013. In that respect, he submitted a copy of such document to the Board of Directors’ consideration, clarifying that the main difference between both documents was based on the feasibility of operating as on-going concern. The Chairman thanked him for the clarification made and moved all attendees to continue considering the Item, asking for documents submitted for consideration to be approved. Mrs. Valeria Martofel took the floor and stated that, notwithstanding her favorable vote to the approval of the Financial Statements under consideration, she did not agree with and had a different opinion on the statements included in the balance sheets as regards the tariff situation and policy. Directors Sacavini and Von Storch declared they fully agreed with the statement made by Director Martofel. After discussion, the Board of Directors UNANIMOUSLY decided to (i) approve all documents submitted for consideration in that Item of the Agenda (ii) take note of the reports attached to the Financial Statements approved; an (iii) Authorize either the Chairman and Vice-Chairman to sign the Financial Statements for the period ended March 31, 2013.  […] There being no further issues to transact, the meeting was adjourned at 11:15 a.m.”.

Signed by: Ricardo Torres; Edgardo Volosin; Gustavo Mariani; Maximiliano Fernández; Pablo Diaz; Marcela Sacavini; Victoria Von Storch; Valeria Martofel; Jorge Pardo; Marcelo Fuxman and Santiago Dellatorre

María Belén Gabutti
EDENOR S.A.
Attorney-in-fact